UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 14, 2018

Jones Soda Co.

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

0-28820	52-2336602
(Commission File Number)	(IRS Employer Identification No.)

66 South Hanford Street, Suite 150, Seattle, Washington	98134
(Address of Principal Executive Offices)	(Zip Code)

(206) 624-3357

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

Appointment of New Director

On June 14, 2018, upon the recommendation of the Nominating Committee of the Board of Directors (the “Board”) of Jones Soda Co. (the “Company”), Raymond P. Silcock was appointed as a member of the Board to fill one of the current vacancies on the Board, with his term of office expiring at the Company’s 2019 annual meeting of shareholders.

Mr. Silcock is an experienced chief financial officer and director. He currently serves as an independent director and the audit committee chair of Pinnacle Foods Inc. (NYSE: PF) since 2008 and also as an advisory partner at Alliance Consumer Growth, a private equity firm, since 2010. Mr. Silcock previously served on the boards of directors of Bacardi Limited, Prestige Brands Holdings Inc. (NYSE:PBH) from 2006 to 2009 and the American Italian Pasta Company (NASDAQ:AIPC) from 2006 to 2007. From 2016 to 2018, Mr. Silcock served as executive vice president and chief financial officer for CTI Foods, LLC and served as executive vice president and chief financial officer at Diamond Foods Inc. (formerly NASDAQ: DMND) from 2013 until the company was sold to SnydersLance in 2016. Mr. Silcock also served as executive vice president and chief financial officer of The Great Atlantic & Pacific Tea Company (A&P) from 2011 to 2013 and served as a management consultant and executive-in-residence for Palm Ventures, LLC from 2010 to 2012. In 2007, he was appointed executive vice president and chief financial officer of US Tobacco, LLC (formerly NYSE: UST) and served until the sale of UST to Altria in 2009. He served as executive vice president and chief financial officer of Swift & Co from 2006 until the company was sold to JBS in 2007. From 1998 until 2005, Silcock served as executive vice president and chief financial officer of Cott Corporation (NYSE: COT) and before that was chief financial officer at Delimex Holdings from 1997 to 1998. From 1979 until 1997 Silcock served in various positions of increasing responsibility at Campbell Soup Company (NYSE: CPB) culminating in vice president finance - bakery and confectionery division. Mr. Silcock holds an MBA from the Wharton School of the University of Pennsylvania and is a fellow of the Chartered Institute of Management Accountants (UK).

As previously disclosed in the Company’s Current Report on Form 8-K filed on March 27, 2018, pursuant to that certain Note Purchase Agreement dated as of March 23, 2018 by and among the Company and the investors named therein (the “Purchase Agreement”), one of the Company’s noteholders, Manatuck Hill Partners, LLC (“Manatuck”), has the right to designate two members of the Board for so long as the convertible notes issued pursuant to the Purchase Agreement remain outstanding. Manatuck previously designated Christopher Beach as one its designees to serve on the Board, and has now designated Mr. Silcock as its second designee to serve on the Board.

Mr. Silcock will be eligible to participate in the Company’s amended compensation plan for non-employee directors in effect and as amended from time to time, as described in the Company’s proxy statement on Schedule 14A for its 2018 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on March 29, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES SODA CO. (Registrant)

June 20, 2018	By:	/s/ Max Schroedl
Max Schroedl, Chief Financial Officer